UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 23, 2019

Date of Report

(Date of earliest event reported)

BRIDGEWATER BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-38412 (Commission File Number)	26-0113412 (I.R.S. Employer Identification No.)
	3800 American Boulevard West, Suite 100 Bloomington, Minnesota (Address of principal executive offices)	55431 (Zip Code)

Registrant’s telephone number, including area code: (952) 893-6868

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan

At the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Bridgewater Bancshares, Inc. (the “Company”) held on April 23, 2019, the Company’s shareholders approved the Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan (the “2019 EIP”).  The 2019 EIP was adopted by the Company’s Board of Directors on January 22, 2019, subject to shareholder approval at the Annual Meeting, to promote the Company’s long term financial success, to attract, retain and reward persons who can contribute to the Company’s success, and to further align the participants’ interest with those of the Company’s shareholders.  The 2019 EIP will be administered by the Compensation Committee of the Board of Directors or a subcommittee thereof, which will select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.  The types of awards which may be granted under the 2019 EIP include incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock units, restricted stock and cash incentive awards.

The 2019 EIP incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2019 EIP and shareholder interests.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2019 EIP is 1,000,000 shares of the Company’s common stock.

The foregoing description of the 2019 EIP is qualified in its entirety by the text of the 2019 EIP, which is filed as Appendix B to the Company’s definitive proxy statement, filed with the SEC on March 19, 2019, and which is incorporated herein by reference.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below under Item 5.07, at the Annual Meeting the Company’s shareholders approved the second amendment and restatement of the Company’s Articles of Incorporation to cancel the entire class of non-voting common stock, $0.01 par value per share.  The Second Amended and Restated Articles of Incorporation became effective on April 24, 2019 upon filing with the Minnesota Secretary of State.

A copy of the Company’s Second Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 23, 2019. The record date for determination of shareholders entitled to vote at the Annual Meeting was February 25, 2019. There were 30,097,674 shares of common stock outstanding as of that date, with each such share being entitled to one vote. At the Annual Meeting, the holders of 26,127,027 shares, or approximately 86.80 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The proposals listed below were voted on at the Annual Meeting.

Proposal 1: The election of three (3) Class I director nominees to serve a three-year term until the 2022 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Class I Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
James S. Johnson	18,699,158	3,223,953	4,203,916
Douglas J. Parish	20,577,197	1,345,914	4,203,916
David J. Volk	19,172,936	2,750,175	4,203,916

Proposal 2: The approval of the second amendment and restatement of the Articles of Incorporation of the Company to cancel the entire class of non-voting common stock, $0.01 par value per share:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,490,665	429,525	2,921	4,203,916

Proposal 3:  The approval of the 2019 EIP:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,091,794	815,355	15,962	4,203,916

Proposal 4: The ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,117,946	6,385	2,696	0

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation of Bridgewater Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2019	BRIDGEWATER BANCSHARES, INC.
	By:	/s/ Jerry Baack
	Name:	Jerry Baack
	Title:	Chairman, Chief Executive Officer and President